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                                  [Letterhead]





                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated on February 6, 1998, with respect to the consolidated financial statements of Sygnet Wireless, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-71051) and related Prospectus of Dobson/Sygnet Communications Company for the registration of $200,000,000 of its senior notes due 2008.




/s/ Ernst & Young LLP

Ernst & Young LLP


Cleveland, Ohio
February 10, 1999